UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2019

INNOVATION PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37357	30-0565645
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Cummings Center, Suite 151-B Beverly, Massachusetts	01915
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 921-4125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: none

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2019, Innovation Pharmaceuticals Inc. (the “Company”), entered into a Warrant Amendment Agreement (the “Amendment Agreement”) with the holders of the warrants (the “Warrants”) to purchase shares of the Company’s Series B 5% convertible preferred stock (the “preferred stock”). Pursuant to the Amendment Agreement, the termination date for the Warrants was extended as follows (i) for the Series 2 Warrants, from January 9, 2020 to December 31, 2021; (ii) for the Series 3 Warrants, from October 9, 2020 to December 31, 2021; and (iii) for the Series 4 Warrants, from February 9, 2020 to December 31, 2021. In addition, the exercise price for each of the Warrants was adjusted from $982.50 per share of preferred stock to $850.00 per share of preferred stock, subject to further adjustment as provided in the Warrants.

A description of the Warrants and preferred stock may be found in the Current Reports on Form 8-K filed by the Company on October 9, 2018 and May 10, 2019. The Company intends to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes, including research and development.

The foregoing description of the terms and conditions of the Amendment Agreement is not complete and is qualified in its entirety by the full text of the Amendment Agreement, a form of which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Amendment Agreement, dated December 26, 2019, between the Company and each investor party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION PHARMACEUTICALS INC.

Dated: December 26, 2019	By:	/s/ Leo Ehrlich
	Name:	Leo Ehrlich
	Title:	Chief Executive Officer

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